EXHIBIT 10 (ss)

TRANSITIONAL COMPENSATION AGREEMENT

               THIS AGREEMENT is entered into as of the       day of December, 2002 by and between CDW Computer Centers, Inc., an Illinois corporation, and             (the “Executive”).

W I T N E S S E T H

               WHEREAS, the Executive currently serves as a key employee of the Company (as defined in Section 1) and the Executive’s services and knowledge are valuable to the Company in connection with the management of one or more of the Company’s principal operating facilities, divisions, departments or subsidiaries;

               WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure the Executive’s continued services and to ensure the Executive’s continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive’s full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement; and

               WHEREAS, in order to induce the Company into entering into this Agreement, the Executive has agreed to enter into a noncompetition agreement in the form of Exhibit A hereto.

               NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

               1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

               (a) “Accrued Obligations” means, as of the Date of Termination, the sum of (1) the Executive’s base salary through the Date of Termination to the extent not theretofore paid, (2) the amount of any bonus, annual incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (3) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Section 1(a), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board or the Compensation Committee in accordance with the applicable plan, program or policy.

               (b) “Board” means the Board of Directors of the Company.

               (c) “Cause” means (1) the Executive’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Executive in the performance of the Executive’s material duties to the Company or any of its subsidiaries, or (2) the Executive’s commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Executive at the expense of the Company or any of its subsidiaries, or (3) the Executive’s conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. In addition, no act or omission will constitute Cause unless the Company has given detailed written notice thereof to the Executive and, where remedial action is feasible, the Executive then fails to remedy the act or omission within a reasonable time after receiving such notice.

               (d) “Change in Control” means:

               (1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of both (x) 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family; excluding, however, the following: (A) any acquisition directly from the Company or any member of the Krasny Family (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company or from any member of the Krasny Family), (B) any acquisition by the Company, any member of the Krasny Family or any group that includes a member of the Krasny Family, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this “Change in Control” definition shall be satisfied, provided that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any member of the Krasny Family) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of both (x) 25% or more of the Outstanding Company Voting Securities and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional

Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

               (2) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed a member of the Incumbent Board;

               (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities of such corporation equal to or in excess of the combined voting power of the then outstanding securities of such corporation held by the Krasny Family and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

               (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Voting

Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities thereof equal to or in excess of the combined voting power of the then outstanding securities thereof held by the Krasny Family and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

               For the avoidance of doubt, the consummation of a transaction initiated by the Company involving the formation of a direct or indirect holding company of the Company for any internal legal or business purpose in which the holders of the outstanding voting securities of the Company become the holders of the outstanding voting securities of such holding company in substantially the same proportions shall not constitute a “Change in Control.”

               (e) “Company” means CDW Computer Centers, Inc., an Illinois corporation, and its successors and assigns; provided, however, that in the event of the consummation of a transaction initiated by the Company involving the formation of a direct or indirect holding company of the Company for any internal legal or business purpose in which the holders of the outstanding voting securities of the Company become the holders of the outstanding voting securities of such holding company in substantially the same proportions, all references to the “Company” herein shall be deemed to be references to the new holding company.

               (f) “Date of Termination” means (1) the effective date on which the Executive’s employment by the Company terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 10 or (2) if the Executive’s employment by the Company terminates by reason of death, the date of death of the Executive.

               (g) “Good Reason” means, without the Executive’s written consent, the occurrence of any of the following events after a Change in Control: (1) a change in the Executive’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control which is adverse to the Executive, (2) assignment of duties inconsistent with the Executive’s position, authority, duties, responsibilities or status, or any other action by the Company which results in a substantial diminution of such position, authority, duties, responsibilities or status, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (3) any reduction of the Executive’s base salary, bonus or incentive compensation opportunities, or benefits under any compensation or benefit plan or program of the Company, other than an isolated, insubstantial and inadvertent reduction not made in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (4) any successor to the Company, by acquisition of stock or assets, by merger or otherwise, failing to expressly assume the obligations of the Company under this Agreement, or (5) the Executive being reassigned to an office location more than 50 miles from the location of the Executive’s place of employment at the time of the Change in Control.

               (h) “Krasny Family” shall mean Michael P. Krasny, Janet Krasny, any descendant of Michael P. Krasny or Janet Krasny or the spouse of any such descendant

(collectively, the “Krasny Family Group”), any trust, partnership or other entity for the benefit of any member of the Krasny Family Group, the estate of any member of the Krasny Family Group or any charitable organization established by any member of the Krasny Family Group.

               (i) “Prior Bonus” shall mean the higher of (1) the Executive’s target incentive bonus during the fiscal year in which the Change in Control occurs and (2) the average of the annual incentive bonus earned under the Company’s Senior Management Incentive Plan or any comparable bonus earned under any successor plan (including any bonus earned and payable but not yet paid) for the last three full fiscal years (or such shorter period during which the Executive has been an employee of the Company); provided that, if the Executive is not employed by the Company for a full fiscal year, the Prior Bonus shall be the target incentive bonus for such year.

               (j) “Qualifying Termination” means termination of the Executive’s employment during the Termination Period (1) by reason of the discharge of the Executive by the Company other than (A) for Cause, (B) the Executive’s death or (C) due to the Executive’s absence from the Executive’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive’s incapacity due to physical or mental illness, or (2) by reason of the resignation of the Executive for Good Reason within six (6) months after an event constituting Good Reason.

               (k) “Termination Period” means the period of time beginning with a Change in Control and ending on the earlier to occur of (1) two years following such Change in Control and (2) the Executive’s death.

               2.  Payments Upon Termination of Employment.

               (a) In the event of a Qualifying Termination, the Executive shall receive the following benefits:

               (1) Payment of all Accrued Obligations in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation or annual incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive;

               (2) A prorated annual incentive bonus (based on the target bonus under the Company’s Senior Management Incentive Plan or any successor plan for the fiscal year in which the Executive’s termination of employment occurs) through and including the effective date of the Executive’s termination of employment;

               (3) Payment in a lump sum within thirty (30) days after the Date of Termination of a salary replacement amount equal to two hundred fifty percent (250%) of the Executive’s highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination;

               (4) Payment in a lump sum within thirty (30) days after the Date of Termination of a bonus replacement amount equal to two hundred fifty percent (250%) of the Prior Bonus;

               (5) Continuation, for a period of two (2) years after the Date of Termination, of all welfare benefits (including medical, accident, disability and life insurance) on terms at least as favorable to the Executive as those which would have been provided if the Executive’s employment with the Company had continued for that time, with the cost of such benefits to be paid by the Company. To the extent the Company is unable to provide comparable insurance for reasons other than cost, the Company may provide a lesser level or no coverage and compensate the Executive for the difference in coverage through a cash lump sum payment grossed up for taxes. This payment will be based upon the cost of an individual insurance policy if it were assumed to be available; and

               (6) Outplacement services with a firm selected by the Company and reasonably acceptable to the Executive, provided that such outplacement services are commenced within a reasonable time following the Date of Termination. Payments in the aggregate amount not to exceed $20,000 shall be made directly to such outplacement firm upon submission of proper documentation to the Company.

               Any amount paid pursuant to this Section 2(a) shall be paid in lieu of any other amount of severance relating to salary, incentive compensation or other bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company (including, without limitation, the Company’s Compensation Protection Plan For Executives). If the Company is obligated by law to pay severance pay, notice pay or other similar benefits, or if the Company is obligated by law to provide advance notice of separation (“Notice Period”), then the payments made pursuant to this Section 2(a) shall be reduced by the amount of any such severance, notice pay or other similar benefits, as applicable, and by the amount of any severance pay, notice pay or other similar benefits received during any Notice Period.

               (b) If during the Termination Period the employment of the Executive shall terminate for any reason other than a Qualifying Termination, then the Company shall pay to the Executive all Accrued Obligations (including, in the case of death or disability, prorated annual incentive bonus (based on the target bonus under the Company’s Senior Management Incentive Plan or any successor plan for the fiscal year in which the Executive’s termination of employment occurs) through and including the effective date of the Executive’s termination of employment in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation or annual incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive. In addition, if the Executive’s employment is terminated by retirement under a retirement plan of the Company or by resignation of the Executive other than for Good Reason, the Executive may, in the discretion of the Compensation Committee, be awarded a pro rata cash bonus for the year in which the Date of Termination occurs.

               3. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this

Section 3) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 3(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $100,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the “Reduced Amount”) such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (b) Subject to the provisions of Section 3(c), all determinations required to be made under this Section 3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s public accounting firm (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 3(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (1) give the Company any information reasonably requested by the Company relating to such claim,

               (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (3) cooperate with the Company in good faith in order effectively to contest such claim, and

               (4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 3(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               4. Withholding Taxes. The Company may withhold from all payments due to the Executive (or the Executive’s beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

               5. Reimbursement of Expenses. The Company shall pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that in the event the Company prevails over the Executive in the dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 5.

               6. Operative Event. Notwithstanding any provision herein to the contrary, no amounts shall be payable hereunder unless and until there is a Change in Control at a time when the Executive is employed by the Company.

               7. Termination of Agreement. (a) This Agreement shall be effective on the date hereof and shall expire on the third anniversary of the date hereof, provided that the term of this Agreement shall be extended automatically for one additional year as of each annual anniversary of the date hereof, commencing with the third anniversary of the date hereof (each, a “Renewal Period”) unless this Agreement is terminated pursuant to Section 7(b) or, if earlier, upon the earlier to occur of (i) termination of the Executive’s employment with the Company prior to a Change in Control and (ii) the Executive’s death. Notwithstanding the foregoing, any expiration of this Agreement shall not retroactively impair or otherwise adversely affect the rights of the Executive which have arisen prior to the date of such expiration.

               (b) The Company shall have the right, in its sole discretion at any time during a Renewal Period, pursuant to action by the Board, to approve the amendment or termination of this Agreement, which amendment or termination shall not become effective until the date fixed by the Board for such amendment or termination, which date shall be at least one year after notice thereof is given by the Company to the Executive; provided, that an amendment which is not adverse to the interests of the Executive shall take effect immediately; and provided further, that in no event shall this Agreement be amended in a manner adverse to the interests of the Executive or be terminated in the event of a Change in Control.

               8. Scope of Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries and, if the Executive’s employment with the Company shall terminate prior to a Change in Control, then the Executive shall have no further rights under this Agreement; provided, however, that any termination of the Executive’s employment following a Change in Control shall be subject to all of the provisions of this Agreement.

               9. Successors; Binding Agreement.

               (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred. In the event of the consummation of a transaction initiated by the Company involving the formation of a direct or indirect holding company of the Company for any internal legal or business purpose in which the holders of the outstanding voting securities of the Company become the holders of the outstanding voting securities of such holding company in substantially the same proportions, the provisions of this Agreement shall be binding upon such holding company.

               (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 9(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or the Executive’s beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive’s employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination during the Termination Period. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

               (c) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive’s estate.

               10. Notices. (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to the home address of the Executive on the most current Company records and if to the Company, to CDW Computer Centers, Inc., 200 North Milwaukee Avenue, Vernon Hills, IL 60061 attention General Counsel with a copy to Thomas A. Cole, Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               (b) A written notice of the Executive’s Date of Termination by the Company or the Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

               11. Full Settlement; Resolution of Disputes. (a) The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

               (b) Any dispute or controversy between the Company and the Executive arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. In connection with the appointment of an arbitrator, the AAA will give the parties a list of no less than 15 potential arbitrators to strike and number in order of preference in accordance with AAA procedures. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

               12. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

               13. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

               14. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

               15. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise expressly set forth in this Agreement, the rights of, and benefits payable to, the Executive, the Executive’s estate or the Executive’s beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, the Executive’s estate or the Executive’s beneficiaries under any other employee benefit plan or compensation program of the Company.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

CDW COMPUTER CENTERS, INC.

By:	John A. Edwardson Chairman and Chief Executive Officer

EXECUTIVE

[Executive’s Name]

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